SCHEDULE 14A INFORMATION Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.)

Filed by the Registrant			[X]
Filed by a party other than the Registrant			[ ]
Check the appropriate box:
[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

THE COMMERCE GROUP, INC. (Name of Registrant as Specified in Its Charter) _______________________________________________ (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]	No fee required
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: _____________________________
	(2)	Aggregate number of securities to which transaction applies: _____________________________
(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

_____________________________

	(4)	Proposed maximum aggregate value of transaction:_____________________________
	(5)	Total fee paid: _____________________________
	[ ]	Fee paid previously with preliminary materials.
[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid: _____________________________
	(2)	Form, Schedule or Registration Statement No.: _____________________________
	(3)	Filing party: _____________________________
	(4)	Date Filed: _____________________________

The Commerce Group, Inc. 211 MAIN STREET WEBSTER, MASSACHUSETTS 01570 (508) 943-9000

April 16, 2004

To Our Stockholders:

      I am pleased to invite you to attend the 2004 Annual Meeting of Stockholders of The Commerce Group, Inc., which will be held at 9:00 a.m. on Friday, May 21, 2004, at the Company's Policy Services Building located at 16 Sutton Road, Webster, Massachusetts.

      The accompanying Notice of the Annual Meeting of Stockholders and Proxy Statement set forth the business to come before this year's Annual Meeting.

      If you plan to attend the meeting, please bring a form of personal identification with you and, if you are acting as proxy for another, please bring written confirmation from the record owner that you are acting as proxy.

      Whether or not you expect to attend the meeting, please sign and date the enclosed form of proxy and return it promptly in the accompanying envelope to ensure that your shares will be represented. If you attend the meeting, you may withdraw any proxy previously given and vote your shares in person if you so desire.

Cordially, /s/ Arthur J. Remillard, Jr. ARTHUR J. REMILLARD, JR. President, Chief Executive Officer and Chairman of the Board

The Commerce Group, Inc. 211 Main Street Webster, MA 01570 (508) 943-9000 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 21, 2004

April 16, 2004

To Our Stockholders:

      You are cordially invited to attend the 2004 Annual Meeting of Stockholders of The Commerce Group, Inc. (the "Company") at the Company's Policy Services Building located at 16 Sutton Road, Webster, Massachusetts at 9:00 a.m. on Friday, May 21, 2004. The meeting is called for the purpose of considering and acting upon:

1.	A proposal to fix at 17 the number of directors of the Company and to elect such directors.

2.	The transaction of such other business as may properly come before the meeting or any adjournment or adjournments thereof.

      The close of business on March 26, 2004, was fixed by your Board of Directors as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

      We urge you to attend and to participate at the meeting, no matter how many shares you own. Even if you do not expect to attend the meeting personally, we urge you to please vote, and then sign, date and return the enclosed proxy card in the postpaid envelope provided. If you receive more than one proxy card because your shares are registered in different names or at different addresses, please sign and return each proxy card so that all of your shares will be represented at the meeting.

By Order of the Board of Directors /s/ John W. Spillane JOHN W. SPILLANE Clerk


THE COMMERCE GROUP, INC. 211 Main Street Webster, MA 01570 (508) 943-9000

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 21, 2004 GENERAL INFORMATION

      This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of The Commerce Group, Inc. (the "Company"). The proxies will be used at the Annual Meeting of the Stockholders of the Company on Friday, May 21, 2004, at 9:00 a.m. at the Company's Policy Services Building located at 16 Sutton Road, Webster, Massachusetts and at any adjournment or adjournments thereof (the "Annual Meeting"). The Company's Annual Report to Stockholders and Form 10-K, containing the Company's financial statements for the year ended December 31, 2003, and the report of the Company's independent auditors, PricewaterhouseCoopers LLP, thereon is being mailed with this Proxy Statement to the Company's stockholders of record at the close of business on March 26, 2004. The Company mailed this Proxy Statement and the enclosed form of proxy on or about April 16, 2004.

VOTE REQUIRED

      A form of proxy is enclosed. Unless contrary instructions are indicated on the proxy, or the proxy is revoked, all shares represented by each proxy received will be voted FOR a proposal to fix at 17 the number of directors of the Company and the election of the nominees for director named on page 11. If you specify a different choice by means of your proxy, the shares represented by your proxy will be voted as specified. You may revoke your proxy at any time before the proxy is exercised by filing with the Clerk of the Company, or its transfer agent, a written notice of revocation or by delivering to the Company, or its transfer agent, a duly executed proxy bearing a later date. If you attend the Annual Meeting in person, you will not have revoked your proxy, unless you vote your shares in person.

      So long as a quorum is present at the Annual Meeting, the directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote at the Annual Meeting. There is no cumulative voting in the election of directors. With regard to the election of directors, votes may be cast in favor of or withheld from each nominee. Votes that are withheld will have no effect on the outcome of the election of directors. Broker non-votes and shares represented by any proxy as to which the vote for each director nominee has been withheld will be treated as shares present or represented at the Annual Meeting for quorum purposes. (A "broker non-vote" occurs when a registered broker holding a customer's shares in the name of the broker has not received voting instructions on a matter from the customer and is barred from exercising discretionary authority to vote on the matter, which the broker indicates on the proxy. Brokers, however, may vote on the election of directors and other routine matters without receiving instructions from their customers.)

      Only the holders of record of shares of Common Stock at the close of business on March 26, 2004, will be entitled to receive notice of and to vote at the Annual Meeting.

      At the close of business on March 26, 2004, there were 32,427,075 shares of Common Stock outstanding and entitled to be voted. Every stockholder will be entitled to one vote for each share of Common Stock recorded in his or her name on the books of the Company as of that date.

COST OF SOLICITATION

      The cost of soliciting proxies for the Annual Meeting will be borne by the Company. Proxies may be solicited by directors, officers or employees of the Company without additional compensation in person or by telephone or telegram. The Company will use the services of Georgeson Shareholder Communications, Inc. to aid in the solicitation of proxies at a fee of $4,000 plus expenses. The Company will also request persons, firms and corporations holding shares in their own names, or in the names of their nominees, which shares are beneficially owned by others, to send this proxy material to and obtain proxies from such beneficial owners and will reimburse such holders for their reasonable expenses in so doing.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information as of March 26, 2004, with respect to the beneficial ownership of shares of the Company's Common Stock by the following individuals: (a) each person who is known to the Company to own beneficially more than 5% of the outstanding shares of such stock; (b) the Company's directors and nominees; (c) each of the executive officers named in the Summary Compensation Table; and (d) all of the Company's directors and executive officers as a group. The information in the table and in the related notes has been furnished by or on behalf of the indicated owners.

	Name and Address of Beneficial Owner	Amount of Shares Beneficially Owned (1)		Percentage of Shares (1)

(a)	Security ownership of certain beneficial owners:

	The Commerce Group, Inc.	2,970,148		9.2%
	Employee Stock Ownership Plan
	211 Main Street
	Webster, MA 01570

(b)	Security ownership of directors and nominees:

	Randall V. Becker	175,200	(2)	*
	Joseph A. Borski, Jr.	66,752		*
	Eric G. Butler	177,424		*
	Henry J. Camosse	188,196	(3)	*
	Gerald Fels	742,487	(4)	2.3%
	David R. Grenon	328,842	(5)	1.0%
	Robert W. Harris	108,697	(6)	*
	Robert S. Howland	68,474	(7)	*
	John J. Kunkel	1,037,370		3.2%
	Raymond J. Lauring	823,690		2.5%
	Normand R. Marois	187,427		*
	Suryakant M. Patel	574,634		1.8%
	Arthur J. Remillard, Jr.	907,195	(8)	2.8%
	Arthur J. Remillard, III	1,006,061	(9)	3.1%
	Regan P. Remillard	682,691	(10)	2.1%
	Gurbachan Singh	406,452		1.3%
	John W. Spillane	757,704	(11)	2.3%

	Name and Address of Beneficial Owner	Amount of Shares Beneficially Owned (1)		Percentage of Shares (1)

(c)	Security ownership of named executive officers:

	Arthur J. Remillard, Jr.	907,195	(8)	2.8%
	Gerald Fels	742,487	(4)	2.3%
	Regan P. Remillard	682,691	(10)	2.1%
	James A. Ermilio	80,612	(12)	*
	Arthur J. Remillard, III	1,006,061	(9)	3.1%

(d)	All executive officers and directors as a group (22 persons)	8,515,748	(13)	25.5%
____________________
*	Percentage of shares is less than 1%.
(1)

The indicated shares are those as to which the beneficial owner has sole voting and investment power except as follows. Shares held by the Company's Employee Stock Ownership Plan (the "ESOP") and allocated to participant accounts are voted as directed by the account holders. Shares for which no voting instructions are received from the account holders and all other shares not allocated to participants are voted in the same proportion as shares for which voting instructions are received. ESOP participants who are current employees of the Company or its subsidiaries and who are 100% vested in their ESOP accounts can annually elect to transfer out of the ESOP up to 100% of their allocated Company stock in the form of an eligible rollover distribution into another eligible retirement plan, such as a qualified individual retirement arrangement. Shares totaling 2,174,715 held by the ESOP at March 26, 2004 were allocated to the ESOP accounts of these individuals. ESOP participants who are former employees of the Company may generally elect to withdraw from the ESOP the shares allocated to their accounts at any time. Shares totaling 539,749 held by the ESOP at March 26, 2004 were allocated to the ESOP accounts of these individuals. The remaining 255,684 shares held by the ESOP at March 26, 2004 were allocated to the ESOP accounts of participants who have not yet reached 100% vesting in their account balances. Disposition of these unvested shares is restricted under the ESOP.

The indicated shares not held by the ESOP include shares owned beneficially by spouses, parents, children and relatives who share the same home, trusts in which the named individual or a family member sharing the same home serves as a trustee and corporations of which the named individual is an executive officer or principal shareholder; the named individuals disclaim any beneficial interest in shares so included. The percentage of shares is calculated using 32,427,075 shares outstanding at March 26, 2004, except for the executive officers whose percentages are derived by dividing the shares listed by 32,427,075 plus each individual's exercisable option shares.

(2)

Includes 11,880 shares held by the ESOP, 18,262 shares held by two trusts of which Mr. Becker is the trustee, and 41,453 shares that may be acquired under options granted in 2001, which became exercisable on April 6, 2004.

(3)	Includes 157,846 shares held by two trusts of which Mr. Camosse is the trustee.
(4)	Includes 1,070 shares held by the ESOP and 186,528 shares that may be acquired under options granted in 2001, which became exercisable on April 6, 2004.
(5)	Includes 11,600 shares held by a trust of which Mr. Grenon's wife is the trustee.
(6)	Includes 54,849 shares held by a trust of which Mr. Harris is the trustee and 38,228 shares held by a trust of which Mr. Harris' wife is the trustee.

(footnotes continued on following page)

(7)	Includes 48,474 shares held by a trust of which Mr. Howland is a co-trustee with his son and 20,000 shares held by a trust of which Mr. Howland's wife is the trustee.
(8)	Includes 3,814 shares held by the ESOP and 341,969 shares that may be acquired under options granted in 2001, which became exercisable on April 6, 2004.
(9)

Includes 150,527 shares held by the ESOP, 111,458 shares held by a trust of which Mr. Remillard, III is the trustee, 44,044 shares held by six trusts of which Mr. Remillard, III is a co-trustee, and 65,633 shares that may be acquired under options granted in 2001 which became exercisable on April 6, 2004.

(10)

Includes 9,875 shares held by the ESOP, 14,650 shares held by a trust of which Mr. Remillard is a co-trustee, and 103,627 shares that may be acquired under options granted in 2001, which became exercisable on April 6, 2004.

(11)	Includes 6,212 shares held by two trusts of which Mr. Spillane's son is the trustee.
(12)

Includes 2,965 shares held by the ESOP, 3,380 shares that may be acquired under exercisable options granted in 2000, and 74,267 shares that may be acquired under options granted in 2001, which became exercisable on April 6, 2004.

(13)

Includes 233,694 shares held by the ESOP, 11,204 shares that may be acquired under exercisable options granted in 1999 and 2000, and 947,930 shares that may be acquired under options granted in 2001, which became exercisable on April 6, 2004.

____________________

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons who own more than ten percent of the Company's Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities, if any, of the Company. Executive officers, directors and greater than ten percent beneficial owners are required to furnish the Company with copies of all Section 16(a) forms they file.

      To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended December 31, 2003, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with, except that Arthur J. Remillard, III, an executive officer and director of the Company, filed a late Form 4 in October 2003 disclosing two separate gifts of Common Stock that were given to him and a trust of which he is a co-trustee.

GOVERNANCE OF THE COMPANY

      The Board of Directors has adopted Corporate Governance Guidelines which give effect to the New York Stock Exchange (the "NYSE") corporate governance listing standards and various other corporate governance matters. Also, the Company has a Code of Ethics that applies to directors, officers and employees of the Company. The Company's Corporate Governance Guidelines and Code of Ethics are available on the Company's website at http://www.commerceinsurance.com/index_cinfo.html under the Corporate Governance tab. A copy of the Corporate Governance Guidelines and Code of Ethics will be provided to any stockholder of the Company upon request.

      Proxies are solicited for the Annual Meeting to give all holders of Common Stock a chance to vote for the persons who are to be their representatives in the governance of the Company.

      The Company's directors are elected annually by the stockholders and hold office until the next annual meeting of stockholders and thereafter until their successors, if any, are elected and duly qualified.


Board of Directors and Board Committees

      The Company's Board has 17 directors and the following committees: Audit, Compensation, and Nominating and Corporate Governance. Membership in the committees and the function of each committee are described below. The Audit, Compensation, and Nominating and Corporate Governance committees operate under written charters adopted by the Board. All of these charters are available on the Company's website at http://www.commerceinsurance.com/index_cinfo.html under the Corporate Governance tab. A copy of any of these charters will be provided to any stockholder of the Company upon request.

      During 2003, the Board held five meetings. Each director attended at least 75% of all board and applicable committee meetings held during the period that he served. Each director is expected to attend the Annual Meeting. Fourteen directors attended the 2003 Annual Meeting of Stockholders.

      The following table summarizes current Board committee membership and the number of committee meetings held during 2003:

	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee (b)
Independent Directors (a):
Joseph A. Borski, Jr.	Chair	Chair
Eric G. Butler
Henry J. Camosse
David R. Grenon	Member
Robert W. Harris
Robert S. Howland
John J. Kunkel			Member
Normand R. Marois		Member
Suryakant M. Patel	Member		Chair
Gurbachan Singh		Member	Member
Non-independent Directors (a):
Randall V. Becker (c)
Gerald Fels (c)
Raymond J. Lauring
Arthur J. Remillard, Jr. (c)
Arthur J. Remillard, III (c)
Regan P. Remillard (c)
John W. Spillane (c)
Number of meetings in 2003	7	2	1

____________________
(a)

The Board has evaluated and determined independence in accordance with the Company's Corporate Governance Guidelines, the rules of the NYSE, and all other applicable laws, rules, and regulations. Generally, a director does not qualify as an independent director if the director (or in some cases, members of the director's immediate family) has, or in the past three years has had, certain relationships or affiliations with the Company, its external or internal auditors, or other companies that do business with the Company. The Board has affirmatively determined that a majority of the Company's directors are independent directors under the NYSE corporate governance listing standards. Furthermore, all of the members of the Audit, Compensation, and Nominating and Governance committees are independent, as independence for such committee members is defined in the Company's Corporate Governance Guidelines, the NYSE corporate governance listing standards, and all other applicable laws, rules, and regulations.

(footnotes continued on following page)

(b)	The Nominating Committee became the Nominating and Corporate Governance Committee in November 2003.
(c)	Directors are also officers of the Company.

____________________

Executive Session of the Non-Management Directors

      All non-management directors of the Company are required to meet in executive session in accordance with the Company's Corporate Governance Guidelines. David R. Grenon was elected by the non-management directors to preside over the executive sessions. One such executive session was held in February 2004.

Audit Committee

      The Audit Committee's primary duties and responsibilities are to:

	*	monitor the integrity of the Company's financial statements, financial reporting process and systems of key internal controls;
	*	monitor the performance of the Company's independent auditors and internal auditing department;
	*	review the independent auditor's qualifications and independence;
*

obtain a report from the General Counsel for the Company and the Compliance Officer, at least annually, regarding pending or threatened litigation against the Company and the Company's compliance program; and

	*	provide an avenue of communication among the independent auditors, management, the internal auditing functions, and the Board of Directors.

      The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. Each such registered public accounting firm must report directly to the Audit Committee. The engagement of the registered public accounting firm to perform any other permissible services must be approved in advance by the Audit Committee. The Audit Committee approved in advance all other permissible services provided by any registered public accounting firm for the Company during 2003.

      The Board of Directors has determined that Joseph A. Borski, Jr. meets the requirements adopted by the Securities and Exchange Commission (the "SEC") for qualification as an "audit committee financial expert."


The Compensation Committee

      The Compensation Committee reviews the salary recommendations and performance evaluations prepared by management for all officers and makes recommendations to the Board for the salaries of the five highest paid executive officers. This Committee also makes recommendations to the Board regarding incentive compensation programs for officers and directors, administers the Company's Management Incentive Plan and has the authority to grant awards under that plan.

The Nominating and Corporate Governance Committee

      The Nominating and Corporate Governance Committee reviews the qualifications of prospective directors and provides recommendations to the Board for the nomination of directors. In addition, the committee develops and recommends to the Board corporate governance principles applicable to the Company. This committee considers stockholder proposals for director nominees, which should be sent to the attention of the Assistant to the President at the Company's principal office.

      Director Nominating Process. The Nominating and Corporate Governance Committee considers potential nominees for Board membership suggested by its members and other Board members, as well as by members of management and stockholders. In addition, as set forth in its charter, the Nominating and Corporate Governance Committee may retain outside search firms to identify prospective Board nominees.

      The Nominating and Corporate Governance Committee considers properly submitted stockholder nominations for candidates for the Board. The Company recommends that stockholders who wish to recommend to the Nominating and Corporate Governance Committee candidates for election to the Board of Directors comply with the following procedures. The recommendation should be in writing. The recommendation should be sent to the Clerk of the Company at 211 Main Street, Webster, MA 01570, who will forward all recommendations to the Nominating and Corporate Governance Committee. The recommendation should be received by the Company not less than 120 calendar days before that date which is one year after the mailing date of the Company's proxy statement for its immediately preceding annual meeting. Accordingly, a recommendation for a director nominee to be considered at the Company's 2005 annual meeting should be received by December 17, 2004. The recommendation should set forth (i) the name and address as they appear on the Company's books of the stockholder making the recommendation and the class and number of shares of capital stock of the Company beneficially owned by such stockholder and (ii) the name of the candidate and all information relating to the candidate that is required to be disclosed in solicitations of proxies for election of directors under the federal proxy rules. The recommendation should be accompanied by the candidate's written consent to being named in the Company's proxy statement as a nominee for election to the Board of Directors and to serving as a director, if elected.

      The Nominating and Corporate Governance Committee evaluates all prospective nominees against the standards and qualifications set out in the Company's Corporate Governance Guidelines, including:

*	integrity;
*	judgment;
*	commitment to the Company and its stockholders;
*	understanding of the business, the industry, and the role of a director on a public company board;
*	willingness and ability to participate and contribute in meetings and in preparation for meetings;


*	experience relevant to the business of the Company;
*	enhancing the diversity of the Board;
*	independence within the meaning of the Company's Corporate Governance Guidelines; and
*	a reputation befitting a director of a large publicly held company.

      The Board and the committee need not quantify or assign relative weights to the criteria considered in selecting or evaluating any nominee to stand for election as a director of the Company, or to be appointed to fill a vacancy on the Board.

Stockholder or Other Interested Party Communications

      Security holders may have the ability to contact the Company's Board of Directors as a group, by a letter or other written statement, which is clearly addressed to the Company's Board of Directors, states the type and amount of the Company's securities held by the security holder, and is sent to any of the addressees listed below. Employees or other interested parties may contact the non-management directors as a group, by a letter or other written statement addressed specifically to the Company's non-management directors and sent to any of the following:

Arthur J. Remillard, Jr. Chairman of the Board The Commerce Group, Inc. 211 Main Street Webster, MA 01570	Joseph A. Borski, Jr. Chairman of the Audit Committee The Commerce Group, Inc. P.O. Box 643 Webster, MA 01570	James A. Ermilio Senior Vice President and General Counsel The Commerce Group, Inc. 211 Main Street Webster, MA 01570

      All communications so received will be forwarded promptly by the recipient to the addressees. These communication instructions are posted on the Company's website at
http://www.commerceinsurance.com/index_cinfo.html.

Director Compensation

      Directors, including those who are employees of the Company, receive $1,600 for each meeting of the Board of Directors of the Company attended. Directors who are not employees of the Company are paid $500 for each committee meeting of the Board of Directors of the Company attended. Directors who are not employees of the Company and serve as a director of Commerce Holdings, Inc. ("CHI"), a subsidiary of the Company, or CHI's subsidiaries, The Commerce Insurance Company ("Commerce") and Citation Insurance Company ("Citation"), are paid $600 for each meeting of the Board of Directors of CHI and $500 for each meeting of the Board of Directors of Commerce and Citation attended. Directors, including those who are employees of the Company, who serve as a director of ACIC Holding Co., Inc. ("AHC"), or its subsidiary, American Commerce Insurance Company ("ACIC"), are paid $2,000 for each AHC meeting and $2,200 for each ACIC meeting attended, respectively, and $1,000 for each committee meeting of the Board of Directors attended. AHC is a 95% owned subsidiary of CHI. Certain directors also serve as directors of Bay Finance Company, Inc. and Clark-Prout Insurance Agency, Inc., wholly-owned subsidiaries of the Company. All directors of the Company, including those who are employees of the Company, receive an annual stipend of $24,000. Directors of CHI who are not directors of the Company receive an annual stipend of $24,000. Members of the Audit Committee receive an annual stipend of $5,000 and the Chair of that committee receives an annual stipend of $24,000. In addition, the chair of the Compensation Committee receives an annual stipend of $3,000.


      Each director of the Company also receives an annual Book Value Award, or BVA, which entitles the recipient to receive a cash payment for each BVA based upon the increase in the book value of a share of Common Stock in excess of a specified minimum target. In 2003, each director received a number of BVAs approximately equal to 8.1% of the compensation paid to him as a director of the Company during 2002. Each 2003 BVA entitles the director to receive, by April 30, 2006, a cash payment equal to the book value of a share of Common Stock on December 31, 2005, less the base price of such BVA. The base price for the 2003 BVAs ($29.30) is the book value of a share of Common Stock on December 31, 2002 ($24.60) increased at the rate of 6% per annum compounded annually through December 31, 2005. For the purpose of this calculation, the December 31, 2005 book value of a share of Common Stock is increased for all cash dividends and the fair market value of all distributions of property made by the Company which the director would have been entitled to receive had he owned, from the date of grant until the maturity date, that number of shares of Common Stock equal to the number of BVAs under such award. The book value of a share of the Company's Common Stock excludes changes in unrealized gains and losses on bonds and preferred stocks and is adjusted for the impact of treasury stock and capital stock transactions. It is a condition to the receipt of any payment that may be due under a 2003 BVA to a director that the recipient has been a director of the Company continuously through April 30, 2006, unless his term shall have been terminated because of death or for any reason approved by the Board of Directors of the Company. Payments under the BVAs are accelerated in the event of the sale of the Company. See "Executive Compensation and Other Transactions" and "Compensation Committee Report" for a description of BVAs granted to the Company's executive officers.

      In 2001, the Company's directors approved a Directors' Retirement Compensation Plan (the "Retirement Plan"). The Retirement Plan becomes effective for each Company director (including directors who are employees of the Company) upon terminating service from the Company's Board of Directors provided that such termination was not made under conditions adverse to the Company's interest. Effective with the annual meeting wherein the director is not reappointed to the Board of Directors, and provided benefits are not paid until such time as the director has attained the age of 65, the Company will pay an annual retirement benefit equal to 50% of the average annual total compensation of the director for the immediately preceding three full years ("three year average compensation"). The annual retirement benefit of 50% of the three year average compensation vests at the rate of 4.0% for each year of Board of Directors service up to a maximum of 100% vesting through termination of service. Payments continue for a maximum of ten years over the remaining life of the former director, or his or her then spouse, if the director pre-deceases the spouse. No payments are to be made after the death of the director and spouse. Expenses related to the Retirement Plan in 2003 amounted to $286,435 and a total of $35,598 was paid under the Retirement Plan for two former directors.

REPORT OF THE AUDIT COMMITTEE 2003

      In accordance with the rules established by the SEC, this report has been prepared by the Audit Committee for inclusion in the Company's proxy statement. The Committee meets with the Company's internal and independent auditors, with and without management present, to discuss the overall scope and plans for their respective audits, and to review the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Board of Directors has adopted a written charter for the Audit Committee. Each member of the Audit Committee satisfies the definition of an "independent director" as established by the New York Stock Exchange.

      As part of its ongoing activities, the Audit Committee has:

*	Reviewed and discussed with management the Company's audited consolidated financial statements for the fiscal year ended December 31, 2003;

*	Discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended; and

*

Received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the independent auditors their independence.

      Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, for filing with the SEC.

Respectively submitted, Joseph A. Borski, Jr., Chairman David R. Grenon Suryakant M. Patel

ELECTION OF DIRECTORS

      The Company's directors are elected annually by the stockholders and hold office until the next annual meeting of stockholders and thereafter until their successors, if any, are elected and duly qualified. Unless contrary instructions are indicated on the proxy, or the proxy is revoked, all shares represented by each proxy received will be voted to elect the persons named in the following table, all of whom are now members of the Board of Directors. In the event, however, that any of the nominees for membership on the Board of Directors becomes unable to serve or for good cause will not serve (which is not now anticipated by the Company), the persons named as proxies have discretionary authority to vote for a substitute or to reduce the number of directors to be determined and elected. The Board of Directors of the Company has no reason to believe that any of the nominees will be unwilling or unable to serve if elected.

Name	Position with the Company	Age	Director since (1)

Arthur J. Remillard, Jr.	President, Chief Executive Officer, Chairman of the Board, Director	73	1972

Gerald Fels	Executive Vice President, Chief Financial Officer, Director	61	1976

Arthur J. Remillard, III	Senior Vice President--Policyholder Benefits, Assistant Clerk, Director	48	1983

John W. Spillane	Clerk, Director	71	1972

Regan P. Remillard	Senior Vice President, Director	40	1993

Randall V. Becker	Treasurer, Chief Accounting Officer, Director	43	2003

Joseph A. Borski, Jr.	Director	70	1972

Eric G. Butler	Director	76	1988

Henry J. Camosse	Director	73	1972

David R. Grenon	Director	64	1972

Robert W. Harris	Director	72	1975

Robert S. Howland	Director	84	1972

John J. Kunkel	Director	92	1972

Raymond J. Lauring	Director	78	1972

Normand R. Marois	Director	68	1972

Suryakant M. Patel	Director	63	1983

Gurbachan Singh	Director	65	1991

____________________
(1)	Prior to the Company's incorporation in 1976, the named person with a date prior to 1976 was a director of The Commerce Insurance Company which commenced business in 1972.


      Arthur J. Remillard, Jr. has been the President, Chief Executive Officer and Chairman of the Board of the Company since 1976. Mr. Remillard, Jr. has been Chief Executive Officer and Chairman of the Board of Commerce since 1972 and President of Commerce from 1972 to November 2001. Mr. Remillard, Jr. is also Chairman of the Governing Committee, Chairman of the Actuarial Committee, Vice Chairman of the Governing Committee Review Panel, Chairman of the Budget Committee and Vice Chairman of the Personnel Committee of the Commonwealth Automobile Reinsurers ("CAR"). Mr. Remillard, Jr. is also Chairman of the Governing Committee and a member of the Budget Committee, Executive Committee and Nominating Committee of the Automobile Insurers Bureau of Massachusetts ("AIB").

      Gerald Fels, a Certified Public Accountant, was appointed Executive Vice President of the Company in November 1989 and has been Chief Financial Officer of the Company and Commerce since 1976 and 1975, respectively. From 1981 to November 1989, Mr. Fels was Senior Vice President of the Company. Mr. Fels was the Treasurer of the Company from 1976 to 1994 and of Commerce from 1975 to 1994. Mr. Fels was appointed President and Chief Operating Officer of Commerce and Citation in November 2001. Mr. Fels became the Chief Executive Officer and President of ACIC and Commerce West Insurance Company ("Commerce West") effective November 18, 2003. Mr. Fels is also Chairman and a director of American Nuclear Insurers.

      Arthur J. Remillard, III was appointed Senior Vice President--Policyholder Benefits in 1988 and has been Assistant Clerk of the Company since 1982. In August 2001, Mr. Remillard, III became responsible for the Claim Operations of ACIC. From 1981 to 1988, Mr. Remillard, III was Vice President--Mortgage Operations. In addition, Mr. Remillard, III was elected Vice Chairman of the Board of Governors of the Insurance Fraud Bureau of the AIB in 2002 and he has served on that Board since 1991. Additionally, he has served on the CAR Claims Advisory Committee since 1990 and the AIB Claims Committee since 1991.

      John W. Spillane has been counsel to and Clerk of the Company since its incorporation and a practicing attorney since 1957. Mr. Spillane is the Senior Partner of Spillane & Spillane LLP. He is also a director of Rovac Corporation, a seller of air conditioning equipment.

      Regan P. Remillard has been a Senior Vice President of the Company since 1995. Mr. Remillard was appointed President of ACIC in 2001, President of AHC in 1998 and Vice Chairman of the Board and Chief Executive Officer of ACIC in 1999. Mr. Remillard was President of Commerce West from 1996 to 2003. Mr. Remillard resigned from his positions with ACIC, Commerce West and AHC effective November 18, 2003. Mr. Remillard was General Counsel of the Company from 1995 to February 2000. From 1994 to 1995, Mr. Remillard was a practicing attorney at Hutchins, Wheeler & Dittmar, a Massachusetts law firm specializing in corporate law and litigation. From 1989 to 1993, Mr. Remillard was Government Affairs Monitor of the Company. Mr. Remillard is a member of the Massachusetts Bar.

      Randall V. Becker, a Certified Public Accountant, has been Treasurer and Chief Accounting Officer of the Company since 1994. From 1990 to 1994, Mr. Becker was Assistant Treasurer and Comptroller of the Company. From 1986 to 1990, Mr. Becker was the Director of Internal Audit for the Company.


      Joseph A. Borski, Jr. has been a self-employed Certified Public Accountant in the public practice of tax planning and preparation and accounting services for 43 years. Mr. Borski, Jr. has served on the Audit Committee of the Company for the past twelve years and has been the Chairman of the Committee for the last eight years. Mr. Borski, Jr. has also been Chairman of the Compensation Committee of the Company for the past thirteen years. Mr. Borski, Jr. has served on the Board of Directors of the Company since its inception.

      Eric G. Butler was Vice President--Claims and the General Claims Manager of Commerce and Citation from 1981 until his retirement in 1993.

      Henry J. Camosse was the President of Henry Camosse & Sons Co., Inc., a building and masonry supplies company, from 1964 until his retirement in 1992.

      David R. Grenon is the retired founding President and CEO of the Protector Group Insurance Agency, Inc. Mr. Grenon was actively engaged in the property, casualty and life insurance business from 1961 to 2001. Mr. Grenon is also President of E-C Realty Corporation and E-C Realty LLC. Mr. Grenon is Chairman of Massachusetts Biomedical Initiatives.

      Robert W. Harris is retired. Prior to retirement, Mr. Harris was the Treasurer of H.C. Bartlett Insurance Agency, Inc. from 1958 until 1987.

      Robert S. Howland has been retired since 1985. Prior to retirement, Mr. Howland was the Clerk of H.C. Bartlett Insurance Agency, Inc.

      John J. Kunkel was President and Treasurer of Kunkel Buick & GMC Truck and Treasurer of Kunkel Bus Company. He is also a licensed real estate broker and licensed auto damage appraiser.

      Raymond J. Lauring has been retired since 1983. Prior to retirement, Mr. Lauring was the President of Lauring Construction Company.

      Normand R. Marois is retired. Prior to retirement, Mr. Marois was Chairman of the Board of Marois Bros., Inc., a contracting firm.

      Suryakant M. Patel is retired. Prior to retirement, Dr. Patel was a physician specializing in internal medicine since 1966.

      Gurbachan Singh is retired. Prior to retirement, Dr. Singh was a physician engaged in the practice of general surgery for more than 25 years.

      The only family relationships among any of the executive officers or directors of the Company are that Arthur J. Remillard, III and Regan P. Remillard are the sons of Arthur J. Remillard, Jr.

EXECUTIVE COMPENSATION AND OTHER TRANSACTIONS

      The following table contains a summary of the annual, long-term and other compensation for each of the fiscal years ended December 31, 2003, 2002 and 2001, of the Chief Executive Officer and the other four most highly compensated executive officers of the Company who were serving as executive officers at December 31, 2003.

Summary Compensation Table

					Long-Term Compensation

		Annual Compensation			Awards	Payments

Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation (1)	Securities Underlying Options (#)	LTIP Payouts (2)	All Other Compensation (3)

Arthur J. Remillard, Jr.	2003	$793,200	$10,000	--	--	$291,642	$749,826
President, Chief Executive	2002	$755,370	$ 8,500	--	--	$200,333	$ 57,652
Officer and Chairman	2001	$719,400	$ 9,000	--	341,969	$255,556	$ 53,652
of the Board

Gerald Fels	2003	$436,800	$10,000	--	--	$159,787	$416,111
Executive Vice President	2002	$415,800	$ 8,500	--	--	$104,484	$ 67,606
and Chief Financial Officer	2001	$396,000	$ 9,000	--	186,528	$133,544	$ 66,807

Regan P. Remillard	2003	$292,200	$10,000	$13,246	--	$120,064	$272,401
Senior Vice President	2002	$277,648	$ 8,500	--	--	$ 76,606	$ 66,185
	2001	$264,000	$ 9,000	$11,944	103,627	$ 98,060	$ 65,128

James A. Ermilio	2003	$265,200	$10,000	--	--	$ 60,510	$119,023
Senior Vice President and	2002	$252,000	$ 8,500	--	--	$ 41,496	$ 43,420
General Counsel	2001	$240,000	$ 9,000	--	74,267	$ 55,464	$ 39,378

Arthur J. Remillard, III	2003	$238,800	$10,000	--	--	$ 87,153	$175,902
Senior Vice President--	2002	$225,854	$ 8,500	--	--	$ 60,102	$ 49,630
Policyholder Benefits and	2001	$215,100	$ 9,000	--	65,633	$ 77,052	$ 45,616
Assistant Clerk
____________________
(1)	Represents reimbursement of additional state income tax expense incurred due to dual tax status in California and Massachusetts.
(2)

Represents payments on Book Value Awards tied to increases in the book value of a share of the Company's Common Stock. Payments made in 2003 on Book Value Awards were tied to increases in book value which matured in 2003. The 2003 amounts include book value award payments of $12,102 each to Arthur J. Remillard, Jr. and Arthur J. Remillard, III, $20,017 to Gerald Fels and $20,945 to Regan P. Remillard related to their service as directors of the Company.

(3)

Pursuant to Bonus Payment Agreements, the Company had agreed to pay, within 30 days of the date of exercise, to each holder of an option granted on April 5, 2000, an amount per option share equal to the dividends per share received by holders of Common Stock between the date of grant and the vesting date (April 5, 2003). The Company's Compensation Committee voted in 2003 to accelerate the payment of dividends under the Bonus Payment Agreements, resulting in the payment in February 2003 of $3.60 for each option share granted in 2000. The amounts received by the named executive officers were as follows: Arthur J. Remillard, Jr.--$689,274; Gerald Fels--$344,639; Regan P. Remillard--$203,666; James A. Ermilio--$74,603; and Arthur J. Remillard, III--$123,372.

(footnotes continued on following page)


The other 2003 amounts under "All Other Compensation" consist of directors fees of $31,900 each to Arthur J. Remillard, Jr. and Arthur J. Remillard, III, $48,700 each to Gerald Fels and Regan P. Remillard and $24,000 to James A. Ermilio; the cost of group-term life insurance (based on the Internal Revenue Service Uniform Cost Table) provided by the Company in excess of $50,000 to Arthur J. Remillard, Jr. of $8,652, to Gerald Fels of $2,772, to Regan P. Remillard of $35, to James A. Ermilio of $420, and to Arthur J. Remillard, III of $630; and contributions of $20,000 made or accrued by the Company to the ESOP for each of the named executive officers. The amount of the Company's contribution to the ESOP is determined annually by the respective subsidiary Board of Directors. Benefits under the ESOP become partially vested when a participant has completed three years of service and fully vested after seven years of service. Amounts received on exercise of stock options are not included in this column. Information regarding shares acquired and value realized on exercise of stock options in 2003 is reflected in the table that follows.

____________________

      The table requiring information concerning stock options granted is not presented since the Company discontinued the practice of granting stock options subsequent to the last option grant on April 6, 2001.

      The following table shows information for the Chief Executive Officer and the other named executive officers concerning the number of stock options exercised and the value realized upon exercise during the year ended December 31, 2003 and the aggregate number and value of stock options held as of December 31, 2003. The Company granted stock options for the first time as a public company in 1999, and these options became fully exercisable on April 30, 2002. The Company also granted stock options in 2000, and these options became fully exercisable on April 5, 2003. The Company granted stock options for the last time in 2001, and these options became exercisable on April 6, 2004.

Aggregated Option Exercises in Last Fiscal Year and Option Values at December 31, 2003 (1)

Name	Number of Shares Acquired on Exercise in 2003 (#)	Value Realized in 2003	Number of Securities Underlying Unexercised Options at December 31, 2003 (#)		Value of Unexercised In-the-Money Options at December 31, 2003 (2)

			Exercisable	Unexercisable	Exercisable	Unexercisable

Arthur J. Remillard, Jr.	191,465	$1,629,367	0	341,969	$ 0	$2,975,130

Gerald Fels	7,824	$ 40,401	235,371	186,528	$2,185,005	$1,622,794

Regan P. Remillard	0	$ 0	140,234	103,627	$1,298,322	$ 901,555

James A. Ermilio	0	$ 0	20,723	74,267	$ 163,919	$ 646,123

Arthur J. Remillard, III	0	$ 0	58,025	65,633	$ 512,664	$ 571,007

____________________
(1)	See "Compensation Committee Report" for additional information regarding the Company's Incentive Compensation Plan, under which awards in 2003 and 2002 consisted solely of BVA grants.
(2)

The value of the exercisable and unexercisable options, presented above, was calculated using the closing market price per share of the Company's Common Stock at December 31, 2003 of $39.50 as reported by the New York Stock Exchange, plus, for the options granted in 1999, dividends per share received by holders of the Common Stock from the date of grant through the vesting date.


      The following table contains information concerning certain long-term incentive plan awards granted in the form of book value awards ("BVAs") under the Company's Incentive Compensation Plan to the Chief Executive Officer and the other named executive officers during fiscal 2003.

Long-Term Incentive Plan--Book Value Awards (1)

Name	Number of Rights (2)	Maturity Date	Estimated Future Payouts Under Non-Stock Price-Based Plans

			Target (3)

Arthur J. Remillard, Jr.	309,419	Dec. 31, 2005	$1,980,281

Gerald Fels	172,748	Dec. 31, 2005	$1,105,588

Regan P. Remillard	94,198	Dec. 31, 2005	$ 602,868

James A. Ermilio	73,577	Dec. 31, 2005	$ 470,893

Arthur J. Remillard, III	66,626	Dec. 31, 2005	$ 426,406

____________________
(1)	See "Compensation Committee Report" for additional information regarding BVA grants under the Company's Incentive Compensation Plan.
(2)

During 2003, the Company granted BVAs which entitle the recipient to receive, by April 30, 2006, a cash payment for each BVA equal to the book value of a share of Common Stock of the Company on December 31, 2005, less the base price of such BVA. The base price for the 2003 BVAs ($29.30) is the book value of a share of Common Stock on December 31, 2002 ($24.60), increased at the rate of 6% per annum compounded annually through December 31, 2005. For the purpose of this calculation, the December 31, 2005 book value of a share of Common Stock is increased for all cash dividends and the fair market value of all distributions of property made by the Company which the recipient would have been entitled to receive had he owned shares of Common Stock equal to the number of BVAs held by him from the date of grant until the maturity date. The book value of a share of the Company's Common Stock excludes changes in unrealized gains and losses of bonds and preferred stocks and is adjusted for the impact of treasury stock and capital stock transactions. It is a condition to the receipt of any payment that may be due under a BVA that the participant has been in the continuous employ of the Company through the settlement date, unless such employment shall have terminated due to the participant's death or for any reason approved by the Board of Directors of the Company including retirement as specified within the terms of agreement. Payments under the BVAs are accelerated in the event of the sale of the Company.

(3)

Future payouts, if any, under the BVAs are tied to increases in the book value of a share of Common Stock and other factors. Therefore, it is not possible to determine the future payouts. Furthermore, there are no threshold or maximum payouts under the BVAs. The amounts set forth in this column are the amounts that would be paid based on the December 31, 2003, book value per share of the Common Stock of the Company: (a) adjusted for treasury stock purchased in 2003; (b) excluding changes in unrealized gains and losses of bonds and preferred stocks, (c) plus dividends paid in 2003; and (d) increased by $3.14 in each of 2004 and 2005. This $3.14 amount represents an average of net earnings per weighted average common share for 2001, 2002 and 2003, exclusive of

(footnotes continued on following page)


the after-tax impact of realized gains and losses, change in accounting principle and the impact of variable accounting for stock options. Although realized gains or losses are included in the calculation of book value, these items have been excluded due to the uncertainty of their occurrence and, therefore, the impact on the Company's future book value. There can be no assurance that the Company's performance will continue with the same or similar trends.

____________________

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

      A summary of the total number of shares of the Company's stock to be issued upon exercise of outstanding stock options, the weighted-average exercise price of these outstanding stock options and the number of shares of the Company's stock remaining available for future issuance under equity compensation plans at December 31, 2003, follows. This information is presented for equity compensation plans that have and have not been approved by stockholders of the Company.

Plan Category	Securities to be Issued Upon Exercise of Outstanding Options	Weighted-Avg. Exercise Price of Outstanding Options	Securities Remaining Available for Future Issuance Under Equity Comp. Plans

Equity compensation plans approved by security holders (1)	1,812,672	$31.27	2,557,664

Equity compensation plans not approved by security holders (2)	3,797,380	$41.28	N/A

Total	5,610,052	$38.04	N/A

____________________
(1)

During 2002, the Company's stockholders approved the Incentive Compensation Plan, which provides for the award of incentive stock options, non-qualified stock options, book value awards, stock appreciation rights, restricted stock and performance stock units. At the discretion of the Compensation Committee all directors, officers and other senior management employees of the Company or any of its subsidiaries are eligible to participate in this plan.

(2)

On January 29, 1999, the Company granted stock options (the "Initial Options") to insurance agents (the "Agents") of American Commerce to purchase 1,872,380 shares of Common Stock. The exercise price of the Initial Options is $36.32 per share. The Initial Options expire 10 years after the grant date. Each Initial Option vested and became exercisable on January 29, 2004, based on the average annual volume of other-than-Massachusetts private passenger automobile and homeowners direct written premiums ("Qualifying Business") that the Agent placed with American Commerce during the five-year period ended December 31, 2003 (the "Five-Year Average"). The holders of the Initial Options also have the right to require the Company to purchase the Initial Options at a purchase price per share equal to the difference between $40.00 less the exercise price of $36.32, after the Initial Option is vested, if the Five Year Average is equal to or greater than a specified goal.

The Company has agreed to grant additional options (the "Growth Options") to Agents who increase the volume of Qualifying Business during the 12-month period ending on June 30 in each year. Pursuant to these agreements, on July 31 in each year, the Company will grant one Growth Option covering 25,000 shares of Common Stock for each $1,000,000 increment of additional Qualifying Business. The exercise price of the Growth Options will be equal to 125% of the average of the

(footnotes continued on following page)


daily averages of the high and low sale price per share of the Common Stock for the month of June in that year. The Growth Options expire 10 years after the grant date. Each Growth Option vests and becomes exercisable five years after the grant date if, and only if, the Qualifying Business that the Agent places with American Commerce during the five-year period ending on the fifth anniversary of the grant date is not less than the threshold of Qualifying Business that triggered the grant of that Growth Option. The Company may terminate its obligation to grant future Growth Options under the agreement by giving the Agent written notice at least 90 days prior to the effective date of such termination. Through December 31, 2003, the Company has granted Growth Options covering 1,925,000 shares of common stock.

Options cannot be exercised using cash. Options can only be exercised using a net share purchase, such that the dollar value that the option is in the money is divided by the fair market value of the stock at the date of exercise to arrive at the number of shares received by the option holder.

____________________

COMPENSATION COMMITTEE REPORT 2003

      The Compensation Committee (the "Committee") is responsible for recommending to the Board of Directors the establishment of policies that govern both annual compensation and the Incentive Compensation Plan for the chief executive officer and other officers of the Company.

      The Committee meets each year to review the base compensation of the Company's officers, to grant awards under the Company's Incentive Compensation Plan and, as appropriate, to recommend changes in that plan or the pattern of incentive compensation awards.

      The Company's compensation program is designed to reward executives for strategic management and enhancement of stockholder value. In general, the same compensation policies are applied to the chief executive officer and to all of the other executive officers of the Company.

      The Incentive Compensation Plan provides for the use of incentive compensation such as Book Value Awards ("BVAs") and Stock Options ("Options"). As shown in the Executive Compensation and Other Transactions section and further explained below, the Company has made significant incentive compensation payments because the Company's book value and market value have grown over the last several years.

      Performance for purposes of the Company's compensation program has historically been measured by a combination of (1) the increase in the book value of the Company's stock, through the use of BVAs, and (2) the increase in market value of a share of the Company's stock through the use of SARs and, beginning in 1999, through the use of Options which replaced SARs (collectively, the "Program"). SARs were last granted in 1998 and matured in 2001. In 2002, the Company did not grant Options and awarded only BVAs. BVAs are based upon the performance of the Company, as opposed to Options that are based upon the performance of the Company's stock and the variations within the stock market. The BVAs granted for 2003 were determined by dividing the base compensation of each officer by the Company's book value of $24.60 at December 31, 2002. The number of BVAs was then weighted by a factor ranging from two to ten, based on an officer's relative level of responsibility and potential to affect the Company's overall performance under a formula determined by the Compensation Committee.

      The Committee reviews and determines the targeted minimum increase in book value for purposes of the Program. Awards made under the Program in 2003 provide that no incentive compensation will be payable unless the book value of the Company's Common Stock at December 31, 2005, plus the value of dividends paid on the Common Stock between that date and December 31, 2002, exceeds $29.30,


which represents an approximately 19.1% increase from the Company's book value per share of $24.60 at December 31, 2002. Increases or decreases in book value per share related to changes in the market value of bonds and preferred stocks held by the Company are excluded from this calculation. Changes in the value of common stocks held by the Company on an after-tax basis are included in this calculation. Adjustments are also made for the impact of treasury stock and capital stock transactions. For the BVAs granted in 2001, the targeted compounded annual growth rate was 9.0%, or 29.5% for the three-year period. This was the last year in which options were granted in tandem with BVAs. In 2003 and 2002, the Committee recommended a 6.0% growth rate to the Board of Directors as being in line with the Massachusetts insurance marketplace. No advance payments are contemplated in the BVA Program at this time.

      Under the market value portion of the Program, incentive compensation will be realizable by the officers under the stock options only if and to the extent that the market price of the Company's common stock, at the time of exercise, exceeds the exercise price. The Company ceased granting options after 2001. Options granted in 1999 became exercisable on April 30, 2002 and terminate after the close of business on May 1, 2007. Options granted in 2000 became exercisable on April 5, 2003 and terminate after the close of business on April 6, 2008. Options granted in 2001 became exercisable on April 6, 2004 and terminate after the close of business on April 7, 2009. The stock options granted in 1999, 2000 and 2001 were intended to qualify as incentive stock options to the maximum extent permissible under the Internal Revenue Code. Compensation related to stock options is dependent on when the executive officer exercises the option. For example, as depicted in the aggregated option exercises table, the chief executive officer exercised all of his vested options in 2003 resulting in additional compensation of approximately two times his 2003 salary. Also in 2003, the Compensation Committee voted to accelerate the payment of dividends under the Bonus Payment Agreement granted in 2000 for the chief executive officer and all other officers.

      The Company maintains an Employee Stock Ownership Plan with a 401(k) component. See footnote (3) of the Summary Compensation Table under "Executive Compensation and Other Transactions."

      The base salary for each officer, other than the chief executive officer, is recommended by the Company's management and reviewed and approved by the Committee. The 2003 base salaries for the Company's named executive officers, other than the chief executive officer, increased between 5.0% and 5.7% from 2002 base salaries. These increases were intended to reflect increases in the cost of living, job performance during 2002, and base salary as compared to similar positions in the industry, all considered in the context of the officers' total compensation. The Committee established the chief executive officer's base salary for 2003, an approximate 5.0% increase, after taking into account increases in the cost of living, the chief executive officer's job performance during 2002, and base salary as compared to similar positions in the industry, all considered in the context of the Chief Executive Officer's total compensation. Company management and the Committee review industry salary surveys when establishing base salaries for all officers. As part of the review of industry salary information, the Compensation Committee believed it appropriate to increase base salaries for 2003 as noted above.

      The Committee will continue during 2004 to carefully consider officer compensation, and the components thereof, in relation to the Company's performance compared to that of industry performance levels for comparable companies and the performance history of the Company itself.

Respectively submitted, Joseph A. Borski, Jr., Chairman Normand R. Marois Gurbachan Singh

COMMON STOCK PERFORMANCE

      The graph below compares the cumulative total stockholder return on the shares of Common Stock of the Company for the last five years with the cumulative total return of the New York Stock Exchange Market Index and a group of six peer property and casualty insurance companies. The peer group consists of Baldwin & Lyons, Inc., W.R. Berkley, Mercury General Corporation, Progressive Insurance Group, Selective Insurance Group, Inc. and 21st Century Insurance Group.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG THE COMMERCE GROUP, INC., PROPERTY AND CASUALTY INSURANCE PEER GROUP AND THE NEW YORK STOCK EXCHANGE MARKET INDEX

	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03

The Commerce Group, Inc.	$100	$ 77	$ 84	$120	$122	$134
Property and Casualty Peer Group	$100	$ 52	$ 74	$ 97	$ 93	$143
New York Stock Exchange Market Index	$100	$110	$112	$102	$ 83	$108

      This line graph assumes an investment of $100 in the Company's Common Stock, the New York Stock Exchange Market Index and the group of six peer property and casualty insurance companies on December 31, 1998 and reinvestment of all dividends.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Members of the immediate family of Raymond J. Lauring, a director of the Company, own more than a 10% equity interest in Lauring Construction Company. Mr. Lauring has no ownership interest in Lauring Construction Company. During 2003 and 2002, Lauring Construction Company provided construction and construction management services in connection with a contract for the estimated $13 million renovation of a 130,000 square foot building purchased by the Company. Terms of the contract provided for a fixed fee of $650,000 for supervision and management of the project over the term of the contract. Total payments on the supervision and management services portion of the contract in 2003 were $375,000. Payments to Lauring Construction Company in 2003 for actual materials used and construction work performed on this project were $335,000 and payments for other work unrelated to the project were $45,000. The charges for the project were established from a competitive bid process.

      Arthur J. Remillard, Jr., the Company's President, Chief Executive Officer and Chairman of the Board, spends considerable time in Boston, Massachusetts in furtherance of the Company's business interests and, because of this, the Company provides office and part-time living accommodations to him at a condominium owned by the Company in Boston and the use, for business purposes, of an automobile owned by the Company. The Company believes the non-business connected economic benefit (if any) to Mr. Remillard, Jr. to be minimal.

INDEPENDENT PUBLIC ACCOUNTANTS

      Pursuant to a vote adopted on May 16, 2003, the Board of Directors of the Company authorized the Audit Committee of the Board of Directors (the "Audit Committee") to appoint, compensate, retain or terminate, and oversee the work of the Company's independent auditor engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company.

(a)

At its meeting on June 16, 2003, the Audit Committee approved the engagement of the accounting firm PricewaterhouseCoopers LLP as independent accountants for the Company for the fiscal year ending December 31, 2003, subject to the execution of a satisfactory engagement letter between the Company and PricewaterhouseCoopers LLP.

The Audit Committee terminated the responsibilities of Ernst & Young LLP effective June 17, 2003.

(b)

The reports of Ernst & Young LLP on the financial statements for the fiscal years ended December 31, 2002 and 2001 contained no adverse opinion or disclaimer of opinion and were not qualified as to uncertainty, audit scope or accounting principles.

(c)

During the two fiscal years ended December 31, 2002, and through the subsequent period ending June 17, 2003, there was no disagreement with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to Ernst & Young LLP's satisfaction, would have caused them to make reference to the subject matter of the disagreement in its report.

(d)

The Company provided Ernst & Young LLP with a copy of the foregoing disclosure and requested that Ernst & Young LLP furnish it with a letter addressed to the SEC stating whether it agreed with the above statements. A copy of the letter from Ernst & Young

		LLP to the SEC dated June 23, 2003 was filed as Exhibit 16.1 to the Form 10-K accompanying this Proxy Statement.

	(e)

Neither the Company nor anyone engaged on its behalf consulted with PricewaterhouseCoopers LLP during the two fiscal years ended December 31, 2002 and 2001 or during the Company's last fiscal year, before PricewaterhouseCoopers LLP was engaged by the Company, with regard to either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements or (ii) any other matters or reportable events as set forth in items 304(a)(2)(i) and (ii) of Regulation S-K.

      Fees for services performed by the Company's current independent auditor, PricewaterhouseCoopers LLP ("PwC"), for the fiscal year ended December 31, 2003, and fees for 2002 services provided by the Company's former independent auditor, Ernst & Young LLP ("E&Y") follow.

			2003 PwC	2002 E&Y

		Audit fees	$380,000	$296,000	(1)
		Audit-related fees	13,500	17,000
		Tax fees	20,220	6,410
		All other fees	--	--

		Total	$413,720	$319,410

____________________
(1)

The 2002 audit fees include $50,000, not included in the prior year Proxy Statement, for services performed in relation to the year ended December 31, 2002 audit, but billed after prior year proxy materials were released.

      The increase in 2003 audit fees was primarily related to $70,000 paid to PwC for services performed related to the Company's $300 million offering of debt securities registered on Form S-3 with the SEC during 2003. Audit related fees represent charges for the audit of the Company's employee benefit plan. Tax fees represent miscellaneous advice in connection with various tax filings. The Audit Committee considered the amount of fees charged by PwC not specifically related to the audit of the Company's consolidated financial statements, and determined that amount is compatible with maintaining their independence. Representatives of PwC are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. The Audit Committee has not voted an independent auditor for 2004 as of the date of this Proxy Statement.

OTHER BUSINESS

      The Board knows of no other matters to be presented at the Annual Meeting. The persons named in the form of proxy will vote according to their best judgment if any matter not included in this Proxy Statement does properly come before the Annual Meeting. Proxies solicited by the Board for the Annual Meeting will confer discretionary authority to vote on any matter to come before the Annual Meeting with respect to which the Company did not receive notice by February 26, 2004.

STOCKHOLDER PROPOSALS

      Any stockholder proposal intended to be presented at the 2005 Annual Meeting must be received at the Company's principal executive office by December 17, 2004 for consideration of inclusion in the Proxy Statement and form of Proxy related to that Meeting. The proposal must comply in all respects with the rules and regulations of the Securities and Exchange Commission. A stockholder proposal submitted after March 2, 2005 will be considered untimely.

Appendix A Charter of the Audit Committee of the Board of Directors of The Commerce Group, Inc.

I.	Audit Committee Purpose

The Audit Committee is appointed by the Board of Directors of The Commerce Group, Inc. ("the Company") to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

*

Monitor the integrity of the Company's financial statements, financial reporting process and systems of key internal controls including computerized information system controls and security regarding finance, accounting, and compliance by the Company with legal and regulatory requirements.

	*	Monitor the performance of the Company's independent auditors and internal auditing department.

	*	Review the independent auditor's qualifications and independence.

*

Obtain a report from the General Counsel for the Company and the Compliance Officer, at least annually, regarding the Company's compliance program and pending or threatened litigation against the Company.

	*	Provide an avenue of communication among the independent auditors, management, the internal auditing functions, and the Board of Directors. Other overall responsibilities include:

		*	Make regular reports to the Board of Directors.
		*	Encourage adherence to, and continuous improvement of, the Company's policies, procedures, and practices at all levels.
		*	Review and discuss with management policies with respect to risk assessment and risk management.

II.	Audit Committee Authority

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to and may meet with the independent auditors as well as any of the Company's officers or employees, contractors, vendors, consultants or other parties the Committee deems necessary, including but not limited to private meetings with such. The Audit Committee has the authority to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

III.	Audit Committee Composition and Meetings

Audit Committee members shall satisfy the requirements of the New York Stock Exchange, Inc. ("NYSE") and the Securities and Exchange Commission ("SEC").

Audit Committee members shall be appointed by the Board of Directors from among its members. If an Audit Committee Chair is not designated or present, the members of the Committee may designate a chair by majority vote of the Committee membership. A majority of the members of the Audit Committee of the Company shall constitute a quorum. Any action of the Audit Committee must be approved by a majority of the entire Committee. The Committee may designate any one of its members to act on its behalf.

The Committee shall meet as circumstances dictate.

IV.	Audit Committee Responsibilities and Duties

Review Procedures

1.

Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published in accordance with the requirements of the NYSE and the SEC.

2.

In accordance with the SEC and NYSE requirements, review and discuss the Company's annual audited financial statements prior to the filing of the Company's Annual Report on Form 10-K and the quarterly financial statements prior to the filing of the Company's Quarterly Report on Form 10-Q, with management and the independent auditors including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations." Discuss certain matters required to be communicated to audit committees in accordance with SAS 61, as amended.

3.

Annually prepare a report to shareholders as required by the SEC. The report should be included in the Company's annual proxy statement. The SEC requires that the Audit Committee issue a report to shareholders stating whether the Committee has:

		*	Reviewed and discussed the audited financial statements with management;
		*	Discussed with the independent auditors the matters required to be discussed by SAS 61, as amended, and
*

Received certain disclosures from the auditors regarding their independence as required by ISB 1 and then include a statement based on this review if the Audit Committee recommended to the Board to include the audited financial statements in the annual report filed with the SEC.

4.

In consultation with management, the independent auditors, and the internal auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. The Committee may review significant findings prepared by the independent auditors and the internal auditing department together with management's responses, including the status of previous recommendations.

5.	Discuss with management the Company's earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

Independent Auditors

6.

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, and each such registered public accounting firm must report directly to the Audit Committee. The engagement of the registered public accounting firm to perform any permissible services, as defined by the SEC, must be approved in advance by the Audit Committee.

7.

At least annually, the Audit Committee shall obtain and review a report by the independent auditor describing: the firm's internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (to assess the auditor's independence) all relationships between the independent auditor and the Company.

8.

The Committee shall meet with the auditors to review the independent auditors' audit plan to see that it is sufficiently detailed and covers any significant areas of concern that the Audit Committee may have.

9.	Review with the independent auditor any audit problems or difficulties and management's response.

10.

In accordance with SAS 61, as amended, discuss with the independent auditors judgments about the quality, not just the acceptability, of the entity's accounting principles as applied in its financial reporting.

11.	Set clear hiring policies for employees or former employees of the independent auditors.

Internal Audit Department and Corporate Compliance

12.

Review the budget, plan, changes in plan, activities, organizational structure, and qualifications of the internal audit department, as needed. The internal audit department shall be responsible to senior management, but have a direct reporting responsibility to the Board of Directors through the Committee. Review the performance, compensation, and if necessary, the appointment or replacement of the senior internal audit executive.

13.	Review significant reports prepared by the internal audit department together with management's response and follow-up to these reports.

14.	On at least an annual basis, review with the Company's General Counsel any legal matters that could have a significant impact on the organization's financial condition.

15.

On at least an annual basis, receive a report from the Company's Corporate Compliance Committee on the Company's compliance with applicable laws and regulations, any significant internal financial fraud or regulatory noncompliance that occurred at the Company, including consideration of the internal controls that should be strengthened to reduce the risk of a similar event in the future.

Other Audit Committee Responsibilities

16.	Meet separately, periodically, with management, with internal auditors and with independent auditors.

17.

Establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls and auditing matters, including procedures for confidential anonymous submission by employees of the issuer of concerns regarding questionable accounting or auditing matters.

18.	Perform such other functions as assigned by law, the Company's charter or by-laws, or the Board of Directors.

19.	Maintain minutes of meetings and report to the Board as needed.

20.	Annually conduct a performance evaluation self-assessment of the Audit Committee.

* Review, discuss and assess its own performance as well as the Committee roles and responsibilities, seeking input from senior management, the Board, and others if needed.
* Review each member's contribution to the Committee through the use of a self-assessment form, which is then evaluated by the Chair of both the Audit Committee and the Board.
*

Discuss and address with the internal auditors and the independent auditors any significant issues relative to overall Board responsibility that, in their judgment, have been communicated to management but have not been adequately resolved.

21.

Annually review policies and procedures as well as internal audit results associated with directors' and officers' expense accounts and perquisites. In accordance with SEC and NYSE rules, annually review a summary of directors' and officers' related party transactions and potential conflicts of interest and consider the results of any review of these areas by the independent auditor.

22.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. These are the responsibilities of management and the independent auditor.

Appendix B The Commerce Group, Inc. Compensation Committee Charter

Purpose of Committee

      The primary purpose of the Compensation Committee (the "Committee") of the Board of Directors (the "Board") of The Commerce Group, Inc. is to discharge the Board's responsibilities relating to compensation of the directors and officers of The Commerce Group, Inc. and its wholly-owned subsidiaries (the "Company"). In doing so, the Committee shall:

1.

evaluate and determine the compensation of the directors, the Chief Executive Officer ("CEO"), and such other positions within the Company as identified by the Committee in accordance with applicable laws or regulations;

2.	review, approve, and report to the Board regarding compensation paid to the officers of the Company who are not included in the preceding paragraph;

3.	oversee compensation and benefit plans, policies and programs of the Company; and,

4.	administer the incentive compensation plans of the Company.

Committee Membership

      The Committee shall be composed of at least two members of the Board, each of whom is, in the business judgment of the Board, "independent" under the rules of the New York Stock Exchange, Inc. and determined in accordance with the Company's Corporate Governance Guidelines.

      The members of the Committee shall be appointed annually and removed or replaced by the Board in its discretion.

Committee Structure and Operations

      The Board shall designate one member of the Committee as its chairperson. The Committee shall meet at least quarterly and otherwise as often as necessary to carry out its responsibilities under this Charter. The Committee shall make regular reports to the Board. Except for grants and awards to executive officers, the Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee.

      The Committee shall have the resources and authority appropriate to discharge its responsibilities, including the authority to retain counsel and other experts or consultants. Further, the Committee shall have the sole authority to select, retain and terminate any compensation consultant to be used to assist the Committee in the evaluation of the CEO and senior executive compensation, and shall have sole authority to approve the consultant's fees and other retention terms.

Committee Responsibilities

1.

To annually review and approve corporate goals and objectives relevant to CEO and other executive officer compensation, evaluate their performance in light of those goals and objectives, and establish their compensation levels based on this evaluation. In determining the long-term incentive component of CEO and other executive officer compensation, the Committee will consider the Company's performance, the value of similar incentive awards to CEOs and other executive officers at comparable companies, and the awards given to the CEO and other executive officers in past years. The Committee also shall take into account the need to attract and retain high-performing executives. The Company's CEO should not attend any portion of a meeting where the CEO's performance or compensation is discussed, unless specifically invited by the Committee.

2.

To review and approve, for the CEO and the executive officers of the Company, (a) the annual base salary level, (b) the annual incentive opportunity level, (c) the long-term incentive level, (d) employment agreements, severance arrangements, and change-in-control agreements/provisions, in each case as, when, and if appropriate, and (e) any special or supplemental benefits, arrangements or agreements, including perquisites. To the extent necessary for compliance with applicable laws or regulations, the Committee shall submit the foregoing to the board of directors of a subsidiary of the Company for approval by such board.

3.	To prepare an annual report on executive compensation for inclusion in the Company's Proxy Statement or Annual Report on Form 10-K in accordance with applicable rules and regulations.

4.	To evaluate its own performance annually.

5.	To perform any other responsibilities delegated to the Committee by the Board from time to time.

6.	To review and reassess the adequacy of this Charter periodically and recommend any proposed changes to the Board for approval.

Appendix C The Commerce Group, Inc. Nominating and Corporate Governance Committee Charter

Purpose of Committee

      The primary purpose of the Nominating and Corporate Governance Committee (the "Committee") of the Board of Directors (the "Board") of The Commerce Group, Inc. (the "Company") is to assist the Board in identifying and recommending individuals to the Board for nomination as members of the Board and its committees, and in developing and recommending to the Board corporate governance principles applicable to the Company.

Committee Membership

      The Committee shall be composed of at least three members of the Board, each of whom is, in the business judgment of the Board, "independent" under the rules of the New York Stock Exchange and determined in accordance with the Company's Corporate Governance Guidelines. The members of the Committee shall be appointed annually and removed or replaced by the Board in its discretion.

Committee Structure and Operation

      The Board shall designate one member of the Committee as its chairperson. The Committee shall meet as often as necessary to carry out its responsibilities under this Charter. The Committee shall make regular reports to the Board. The Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee.

      The Committee shall have the resources and authority appropriate to discharge its responsibilities, including the authority to retain counsel and other experts or consultants. Further, the Committee shall have the sole authority to select, retain and terminate any search firm to be used to identify Director candidates and to approve the search firm's fees and other retention terms.

Committee Responsibilities

1.

To identify candidates believed to be qualified to become Board members, to receive nominations for Board membership from stockholders, to review and evaluate the qualifications of all such candidates based on the criteria set by the Board and described herein, and to recommend to the Board the nominees to stand for election as Directors of the Company at the annual meeting of stockholders. The following are the Board's fundamental criteria for selecting and evaluating Directors, with such criteria to be re-evaluated periodically:

	*	Integrity
	*	Judgment
	*	Commitment to the Company and its stockholders
	*	Understanding of the business, the industry, and the role of a director on a public company board
	*	Willingness and ability to participate and contribute in meetings and in preparation for meetings

	*	Experience relevant to the business of the Company;
	*	Enhancing the diversity of the Board;
	*	Independence within the meaning of the Company's Corporate Governance Guidelines; and
	*	A reputation befitting a director of a large publicly held company.

The Board and the Committee need not quantify or assign relative weights to the criteria considered in selecting or evaluating any nominee to stand for election as a Director of the Company, or to be appointed to fill a vacancy on the Board.

2.

To recommend to the Board the structure, composition and functions of the committees of the Board and to identify, in consultation with the Chairman and Chief Executive Officer of the Company, Board members qualified to become members of the committees of the Board (including this Committee). In nominating a Director for committee membership, this Committee shall take into consideration, among other things, the Director's experience and background, their relevance to the goals and responsibilities of the committee and the Director's preference.

3.

To develop and recommend to the Board corporate governance principles applicable to the Company, to review those principles periodically, and to recommend any proposed changes to the Board for approval.

4.

To review any waiver and interpretation of the code of ethics applicable to Directors; and potential conflicts of interest or other issues arising as a result of other positions held or proposed to be held by, or any change in circumstances of, a Director.

5.	To oversee the annual evaluation of the Board, which shall include consideration of the following criteria, among others:

	*	Preparation and participation
	*	Attendance
	*	Character and Integrity
	*	Actual or perceived conflicts of interest

6.	To oversee an annual evaluation of management.

7.	To review and reassess the adequacy of this Charter periodically and recommend any proposed changes to the Board for approval.

8.	To evaluate its own performance annually.

9.	To perform any other responsibilities delegated to the Committee by the Board from time to time.

PROXY THE COMMERCE GROUP, INC. 16 Sutton Road WEBSTER, MASSACHUSETTS 01570 This Proxy is Solicited on Behalf of the Board of Directors

      The undersigned stockholder of The Commerce Group, Inc. hereby appoints Gerald Fels, Arthur J. Remillard, III and John W. Spillane (each with power to act without the other and with power of substitution) as proxies to represent the undersigned at the Annual Meeting of Stockholders of The Commerce Group, Inc. to be held at 9:00 a.m. on Friday, May 21, 2004 and at any adjournment thereof, with all the power the undersigned would possess if personally present, and to vote all shares of Common Stock of the Company which the undersigned may be entitled to vote at said Meeting, hereby revoking any proxy heretofore given.

      THE SHARES REPRESENTED BY THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE OF THIS PROXY CARD. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR FIXING AT 17 THE NUMBER OF DIRECTORS OF THE COMPANY AND FOR all noMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE OF THIS PROXY CARD.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE SIDE	SEE REVERSE SIDE

[X]	Please mark votes as in this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" FIXING THE NUMBER OF DIRECTORS AT 17 AND "FOR" ALL DIRECTOR NOMINEES.

1.	FIXING THE NUMBER OF DIRECTORS OF THE COMPANY AT 17 AND ELECTION OF DIRECTORS

Nominees: (01) Randall V. Becker, (02) Joseph A. Borski, Jr., (03) Eric G. Butler, (04) Henry J. Camosse, (05) Gerald Fels, (06) David R. Grenon, (07) Robert W. Harris, (08) Robert S. Howland, (09) John J. Kunkel, (10) Raymond J. Lauring, (11) Normand R. Marois, (12) Suryakant M. Patel, (13) Arthur J. Remillard, Jr., (14) Arthur J. Remillard, III, (15) Regan P. Remillard, (16) Gurbachan Singh and (17) John W. Spillane.

FOR FIXING THE NUMBER OF DIRECTORS [ ] AT 17 AND FOR ALL NOMINEES	WITHHELD FROM FIXING THE [ ] NUMBER OF DIRECTORS AT 17 AND WITHHELD FROM ALL NOMINEES

[ ] ____________________________________________________________________________
For fixing the number of Directors at 17 and for all nominees except as noted above

	MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT	[ ]

	MARK HERE IF YOU PLAN TO ATTEND THE MEETING	[ ]

Please sign exactly as your name(s) appear(s) on this proxy card and return promptly in the envelope provided. When signing as attorney, executor, trustee or guardian, please give your full title.

Signature: _________________ Date: __________ Signature: __________________ Date: __________
